SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 27, 1998



              COMPASS PLASTICS & TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)





     Delaware                   0-23027         95-4611994
(State or other jurisdiction  (Commission    (I.R.S. Employer
of incorporation)             File Number)   Identification No.)


     15730 South Figueroa Street, Gardena, California    90248

(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (213) 770-
8771



















                   CURRENT REPORT ON FORM 8-K


              COMPASS PLASTICS & TECHNOLOGIES, INC.


                        February 27, 1998



Item 2.  Acquisition or Disposition of Assets

     On February 27, 1998, Compass Plastics & Technologies, Inc. (the "Company") completed the acquisition from Werner H. Schulz and Carolyn Schulz, co-trustees of the Schulz Family Living Trust, of all of the outstanding shares of capital stock of M.O.S. Plastics, Inc. ("M.O.S."), a San Jose, California-based injection-molding company that specializes in producing turn-key plastics parts and subassemblies. The purchase price of the acquisition was approximately $17.4 million in cash, subject to adjustment based on a percentage of any step-up in basis of any of the tangible assets of M.O.S. The Company also issued to Werner H. Schulz and Carolyn Schulz, co-trustees of the Schulz Family Living Trust, five-year warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $10.80 per share, and entered into a one-year employment agreement with Mr. Schulz, followed by a one-year consulting agreement, for him to continue in the areas of sales, engineering and tooling for M.O.S. Mr. Schulz will join the Board of Directors of the Company. The information set forth above is qualified in its entirety by reference to the Stock Purchase Agreement, dated as of January 28, 1998, between the Company and Werner H. Schulz and Carolyn Schulz, co-trustees of the Schulz Family Living Trust, a copy of which is attached hereto as Exhibit 2.1.

     In connection with the acquisition, the Company, its wholly-owned subsidiary AB Plastics Corporation ("AB"), and M.O.S. entered into a Commercial Loan Agreement with The Sumitomo Bank of California ("Sumitomo") and Manufacturers Bank, pursuant to which the Company and such subsidiaries (collectively, the "Borrowers") obtained a $6,000,000 revolving credit commitment (with borrowings thereunder limited to specified percentages of the Borrowers' eligible accounts receivable and eligible inventory) maturing on January 2, 2003, and an amortizing $14,000,000 term loan with final maturity on January 2, 2003. Interest payable in respect of such loans will vary depending on the Company's relative degree of leverage from time to time, and such loans are secured by substantially all of the non-real estate assets of the Borrowers. In addition to scheduled amortization payments, the term loan is subject to mandatory prepayment under certain circumstances, including out of any new net debt proceeds, and specified portions of future net equity proceeds and/or excess cash flow until such time as the principal balance of the term loan is reduced to $7,000,000. The proceeds of the term loan and initial revolving credit borrowings were utilized to retire the outstanding revolving credit borrowings under the Company's and AB's previous loan facility with Sumitomo, to pay a portion of the purchase price for the shares of capital stock of M.O.S., to retire certain secured indebtedness of M.O.S., and to pay transaction expenses relating to the acquisition.

     Also in connection with the acquisition, the Company and AB issued a $7,000,000 debenture to Sirrom Capital Corporation d/b/a Tandem Capital ("Sirrom") and a $2,000,000 debenture to Pinecreek Capital Partners, L.P. ("Pinecreek"), each of which debentures bears interest at 12.25% per annum payable quarterly in arrears, and matures as to all principal on February 27, 2003. The Company's and AB's obligations under such debentures are secured by second liens on substantially all of the Company's and AB's non-real estate assets, and such obligations and liens are subordinated to the liens securing the obligations under the Commercial Loan Agreement described above. The net proceeds of such debentures were used to pay a portion of the purchase price for the shares of capital stock of M.O.S.

     In conjunction with the issuance of such debentures, the Company issued to Sirrom and Pinecreek five-year warrants to purchase 420,000 shares and 120,000 shares of common stock of the Company, respectively, at an exercise price of $6.75 per share. In addition, in the event that any portion of their respective debentures remain outstanding on February 27, 2000 and/or each anniversary thereof, the Company has agreed to issue, on each such date, to Sirrom an additional warrant for 140,000 shares of common stock of the Company, and/or to Pinecreek an additional warrant for 40,000 shares of common stock of the Company, in each case at an exercise price equal to the greater of $7.00 per share or 75% of the average closing bid price of the Company's common stock for the 20 trading days preceding the required date of issuance of such additional warrant. The Company has granted to Sirrom and Pinecreek demand and piggyback registration rights in respect of the shares underlying such warrants, and has granted, so long as the debentures remain outstanding, observer rights for a representative of each of Sirrom and Pinecreek to attend all meetings of the Company's Board of Directors.

     The acquisition will be accounted for under the purchase method of accounting.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

     (a)  Financial Statements of Businesses Acquired.

          In accordance with Item 7(a), the financial statements of M.O.S. shall be provided by not later than May 12, 1998, 60 days after the date that this Current Report is required to be filed.

     (b)  Pro Forma Financial Information.

          In accordance with Item 7(b), the pro forma financial information shall be provided by not later than May 12, 1998, 60 days after the date that this Current Report is required to be filed.

     (c)  Exhibits.

          2.1       Stock Purchase Agreement, dated as of January
                    28, 1998, between the Company and Werner H.
                    Schulz and Carolyn Schulz, co-trustees of the Schulz Family Living Trust.

          99.2      Press Release issued by the Company on March
                    3, 1998.

























                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMPASS PLASTICS & TECHNOLOGIES, INC.


Date:  March 4, 1998               By:  /s/ Michael A. Gibbs
                                   Michael A. Gibbs
                                   President



















































                          EXHIBIT INDEX


Exhibit Number      Description

     2.1       Stock Purchase Agreement, dated as of January 28,
               1998, between the Company and Werner H. Schulz and
               Carolyn Schulz, co-trustees of the Schulz Family
               Living Trust.

     99.2      Press Release issued by the Company on March 3,
               1998.















































                          EXHIBIT 2.1

                    STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement"), entered into as of the 28th day of January, 1998, by and between COMPASS PLASTICS & TECHNOLOGIES, INC., a Delaware corporation having offices at 15730 South Figueroa Street, Gardena, California 90248 (the "Purchaser"), and WERNER H. SCHULZ and CAROLYN SCHULZ, co-trustees of the Schulz Family Living Trust (collectively, the "Stockholder"), having a residence address at 22646 San Juan Road, Cupertino, CA 95014.

                      W I T N E S S E T H :

     WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding shares of the capital stock of M.O.S. Plastics, Inc., a California corporation (the "Company"), which is engaged primarily in the business of manufacturing, marketing, distributing and selling injection-molded plastic products, tooling and related goods and services (the "Business"); and

     WHEREAS, the Stockholder desires to sell to Purchaser all, and not less than all, of the outstanding shares of capital stock of the Company and the business of the Company as a going, concern, and to consummate the other transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Purchaser desires to purchase from the Stockholder all, and not less than all, of the outstanding shares of capital stock of the Company, and to consummate the other transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

     1.   SALE AND PURCHASE OF THE STOCK.

          1.1 Sale and Purchase. At the time of the Closing on the Closing Date (as hereinafter defined) and in accordance with the provisions of this Agreement, Purchaser shall purchase from the Stockholder all, and not less than all, of the outstanding shares of the capital stock of the Company, consisting of an aggregate of 250 shares of common stock of the Company (the "Stock"); and the Stockholder shall sell to Purchaser all, and not less than all, of the Stock, against receipt by the Stockholder of the Consideration set forth in Section 2 below.

          1.2 Stock Certificates. On the Closing Date, the Stockholder shall deliver to Purchaser, against receipt of the Consideration described in Section 2 below, the certificate(s) representing all of the shares of the Stock, duly endorsed for transfer, or accompanied by duly executed stock powers, with the signatures of each of the record owners appropriately witnessed and notarized in a manner acceptable to Purchaser.

     2.   CONSIDERATION FOR THE STOCK.

           In consideration for the delivery and transfer to Purchaser of all of the issued and outstanding shares of the Stock of the Company, on the Closing, Date, Purchaser shall pay and deliver to the Stockholder the following consideration (the
"Consideration") specified in Sections 2.1 and 2.2 below:

          2.1 Closing Payment. On the Closing Date, the Purchaser shall pay to the Stockholder an amount equal to (i) Twenty-One Million Four Hundred Forty-Five Thousand ($21,445,000) Dollars, minus (ii) the aggregate outstanding amount (principal, accrued interest, prepayment premiums on any amounts prepaid at the time of Closing, and any and all other charges) of the Company's indebtedness for money borrowed, notes payable, capitalized leases and other long-term debt (including the current portion thereof) and secured liabilities, exclusive of any financed capital expenditures made in 1997 to the extent within the Company's $681,000 capital expenditure budget for 1997 (collectively, the "Debt"), plus (iii) 19% of the amount of any step-up in basis of any of the tangible assets of the Company arising by reason of the
Section 338 Election (as such term is hereinafter defined), plus
(iv) an amount, not to exceed $332,228 in the aggregate, which shall be the amount of the built-in federal and state tax on the gain required to be recognized by the Stockholder as selling, stockholder of a Subchapter S corporation (the foregoing net aggregate amount referred to herein as the "Closing Payment"). Three Hundred Thousand ($300,000) Dollars of the foregoing Closing Payment shall be paid by delivery at the Closing of the Purchaser's 8.5% promissory note (the "Note") which shall be (A) payable as to interest only on a monthly basis, commencing on the last day of the month immediately following the month in which the Closing shall take place, (B) payable as to principal in three (3) equal annual installments of $100,000 each, with the first such installment payable on a date which shall be twelve (12) months from the Closing Date, and (C) in form and content reasonably satisfactory to counsel to the Stockholder. Except for the delivery of the Note, the balance of the Closing Payment shall be made on the Closing Date in cash in immediate available funds to a bank account designated by the Stockholder reasonably prior to the Closing Date.

          2.2 Warrants. Warrants, in substantially the form of Exhibit "A" annexed hereto, pursuant to which the holder thereof shall have the right to purchase, at any time and from time to time during the five (5) year period from and after the Closing Date, an aggregate of 5 0,000 shares of common stock of Purchaser at a price of $10.80 per share, and otherwise on the terms and conditions of such warrants (collectively, the "Warrants").

     3.   CONTRACT DEPOSIT.

          As a good faith deposit against the Consideration, Purchaser is delivering to Felice Accountancy (the "Escrow Agent"), concurrently with the execution and delivery of this Agreement, a check in the amount of $250,000 (the "Deposit"), which shall be held by the Escrow Agent in a segregated interest-bearing escrow account pending application or disbursement thereof in accordance with this Agreement. At the time of the Closing, the amount of the Deposit, together with all interest earned thereon, shall be paid to the Stockholder and applied in partial payment of that portion of the Consideration set forth in Section 2.1 above. In the event that, for any reason other than (a) a material breach by the Stockholder of any of his representations or warranties contained in this Agreement, or (b) the failure of the Stockholder or the Company to perform any material covenant or agreement on his or its part to be performed hereunder on or prior to the Closing Date, the Closing shall not have occurred and the Consideration paid in full by the Outside Closing Date set forth in Section 11.1 (c) below, then the Escrow Agent shall deliver the Deposit and all interest earned thereon to the Stockholder as liquidated damages(for Purchaser's failure to consummate the transactions hereunder. In the event that this Agreement shall be terminated by Purchaser for any of the reasons set forth in the foregoing clauses (a) and (b), then the Escrow Agent shall immediately return the Deposit and all interest earned thereon to Purchaser.

     4.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

          The Stockholder (jointly and severally) hereby represents and warrants to Purchaser as follows:

          4.1 Title to the Stock. The Stockholder has good, valid and marketable title to the all of the Stock, which consists of 250 shares of corm-non stock of the Company, all of which has been duly authorized and validly issued and is fully paid and non-assessable, and is (and on the Closing Date will be) owned beneficially and of record of the Stockholder, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except for (a) the pledge in favor of Horst Kaiser disclosed in Schedule 4.6(d) (which pledge is to be released prior to the Closing in accordance with Section 8.14 below), and
(b) any restrictions which may be created by operation of state or federal securities laws. No person other than the Stockholder has any claim or interest in or to any of the Stock.

          4.2 Valid and Binding Agreement. The Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by Werner H. Schulz, the Employment/Consulting Agreement and the Non-Competition Agreement (as such terms are hereinafter defined), constitutes and will constitute the legal, valid and binding obligations of the Stockholder and Mr. Schulz (as applicable), enforceable against the Stockholder and Mr. Schulz (as applicable) in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          4.3  Organization, Good Standing and Qualification.  The
Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (b) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (c) is qualified to do business as a foreign corporation in each foreign jurisdiction listed on Schedule 4.3; being the only jurisdictions where such qualification is required by law and where the failure to be so qualified would have a material adverse effect on the assets, business or financial condition of the Company. True and complete copies of the Articles of Incorporation and By-Laws of the Company (including all amendments' thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as Schedule 4.3.

          4.4  Capital Structure; Stock Ownership.

               (a) The authorized capital stock of the Company is as set forth in its Articles of Incorporation contained in Schedule 4.3, and the Stock constitutes all of the issued and outstanding capital stock of the Company.

               (b)  There are no outstanding subscriptions,
options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock or any rights to any shares of capital stock, or obligating the Stockholder to transfer any of the Stock. No shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase or acquire capital stock.

          4.5  Subsidiaries and Investments.  The Company does not
(a) own, directly or indirectly, any stock or other equity securities of any corporation or entity, or (b) have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company.

          4.6  Financial Statements and Financial Information.

               (a) Annexed hereto as Schedule 4.6(a) are true, correct and complete copies of.

                    (i)  The balance sheets of the Company as of
December 31, 1995 and December 31, 1996, and the related statements of income, shareholders' equity and cash flows of the Company for the years then ended (collectively, the "Historical Financial Statements"); and

                    (ii) The balance sheet of the Company as of September 30, 1997 and the related statement of income of the Company for the nine (9) months then ended (the "Interim Financial Statements").

               (b) The Historical Financial Statements: (i) were reviewed (in the case of the statements as of and for the year ended December 31, 1995), and compiled (in the case of the statements as of and for the year ended December 31, 1996) by Felice Accountancy Corporation; (ii) were prepared in accordance with generally accepted accounting principles consistently applied, subject to audit adjustments which would not (individually or in the aggregate) be material, and subject to the absence of certain footnote disclosures which would otherwise be required by generally accepted accounting principles.; (iii) fairly present in all material respects the Company's financial condition as at the dates thereof, and the results of its operations for the fiscal years then ended; (iv) contain and reflect all necessary material adjustments and accruals for a fair presentation of the financial condition and the results of operations as of the dates of and for the fiscal years covered by such Historical Financial Statements; and (v)make full and adequate, provision, subject to and in accordance with generally accepted accounting principles, for the various assets and liabilities of the Company, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein.

               (c) Subject only to the absence of full footnote disclosures and to yearend audit adjustments which would not, individually or in the aggregate, be material, the Interim Financial Statements: (1) were derived from the books and records of the Company, which accurately and consistently reflect all transactions to which the Company was and is a party; (ii) were prepared in accordance with generally accepted accounting principles, policies and practices of the Company consistently applied; (111) fairly present in -all material respects the Company's financial condition as at September 30, 1997 and the results of its operations for the nine (9) months then ended; and
(iv) make full and adequate provision, subject to and in accordance with generally accepted accounting principles, for the various assets and liabilities of the Company, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein. Except as expressly set forth in the Interim Financial Statements and/or otherwise in the Schedules to this Agreement, or arising in the normal course of the Company's business since September 30, 1997, there are no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Company, including any contingent liabilities, that are, in the aggregate, material to the financial condition or business of the Company.

               (d) Schedule 4.6(d) annexed hereto contains a true and complete list of the outstanding principal balance of, approximate accrued interest on, and all collateral security for all Debt of the Company as of September 30, 1997, including but not limited to any such Debt owed by the Company to the Stockholder and/or any of the Stockholder's "Affiliates" (as such tern-i is hereinafter defined). Wherever used in this Agreement, the term. "Affiliates" or "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

               (e) Schedule 4.6(e) annexed hereto contains: (1) true and complete aging schedules of the accounts receivable and accounts payable of the Company as of September 30, 1997; (ii) a true and complete list of all obligations (other than obligations disclosed in Schedule 4.6(d)) of the Company to the Stockholder and/or any of the Stockholder's Affiliates on the date hereof,
(iii) a true and complete list of all obligations of the Company guaranteed by the Stockholder on the date hereof, and the terms of such guaranties; and (iv) a true and complete list reflecting the nature and amount of all obligations owed to the Company on the date hereof by the Stockholder and/or any of the Stockholder's Affiliates.

          4.7  No Material Changes.

               (a) Since July 31, 1997, the Company has not made any payments or distributions of cash or other property of any kind, other than (i) normal operating expenses, (iii) its 1.5% California state franchise taxes for current periods, (ii) scheduled amortization payments on existing Debt, plus any additional indebtedness or capital leases incurred to finance capital expenditures within the Company's 1997 capital expenditure budget, and (iv) cash distributions to the Stockholder in amounts not in excess of the federal and state income taxes (calculated at the highest marginal rates) payable by the Stockholder in respect of the net income of the Company for 1997 periods from and after August 1, 1997.

               (b)  Since September 30, 1997, the Business of the
Company has continued to be operated only in the ordinary course, and there has not been:

                    (i)  Any material adverse change in- the
financial condition, operations or business of the Company from that shown on the Interim Financial Statements, or any material transaction or commitment effected or entered into outside of the normal course of the Company's business;

                    (ii) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Company; or

                    (iii)     Except for permitted distributions
pursuant to Section 4.8(a) or Section 6.5(j) below, any declaration, setting aside or payment of any dividend or other distribution with respect to the Stock, any other payment of any kind by the Company to the Stockholder or any of the Stockholder's Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to the Company by the Stockholder or any of the Stockholder's Affiliates, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company.

          4.8  Tax Returns and Tax Audits.

               (a) Since January 1, 1995, the Company has elected to be taxed as an electing small business (Subchapter S) corporation under the provisions of Section 1371 et seq., of the Internal Revenue Code of 1986, as amended (the "Code"). During the 1997 calendar year, the Company has not paid any dividends or made any distributions to the Stockholder, other than cash distributions not in excess of the maximum amounts permitted pursuant to Section 7.5(b) below.

               (b) All federal, state and local tax returns and tax reports required to be filed by the Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all federal, state and local income, franchise, sales, use, property, excise, payroll and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof have been fully paid, and appropriate accruals have been made on the Company's books for taxes not yet due and payable; all taxes and other assessments and levies which the Company is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable; and there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to taxable period of the Company.

               (c) Neither the Company nor the Stockholder has received notice of any pending audits with respect to any federal, state or local tax returns of the Company, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

          4.9 Personal Property; Liens. The Company has and owns good and marketable title to all of its personal property, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for: (a) liens securing the Debt, pursuant to the security agreements listed in Schedule 4.9 annexed hereto; (b) liens for tolerant taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and (c) other liens, pledges, claims, security interests, encumbrances, mortgages, conditions or restrictions which are not, individually or in the aggregate, material in character or amount and do not i interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other fixed assets owned or leased by the Company are listed in Schedule 4.9 annexed hereto (with specific indication of those assets which are owned and those assets which are leased), and, except as and to the extent disclosed in Schedule 4.9, all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Company's business as presently conducted.

          4.10 Real Property.

               (a) The Company does not own or have any interest of any kind (whether ownership, lease or otherwise) in any real property, except to the extent of the Company's interest as lessee under the leases for the Company's business premises located at 2308 Zanker Road, San Jose, California and at 326 Charcot Avenue, San Jose, California and as month-to-month tenant at office premises located at Fourth No. 1, Langwedel, Germany (collectively, the "Company Facilities"). True and complete copies of the lease agreements in respect of the Company Facilities (including all amendments thereto) are annexed hereto as Schedule 4.10(b) (collectively, the "Leases"), except that there is no written lease in respect of the Germany office. The Company is not a sublessor with respect to any real property.

               (b)  The Company (and, to the best of the
Stockholder's knowledge, the landlords thereunder) is presently in compliance with all of their respective obligations under the Leases, and the Company Facilities are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Company's business as presently conducted. Except as disclosed on Schedule 4.1(b) annexed hereto, no consent of the landlord under either Lease will be required in order for the Leases to remain in effect in accordance with their current terms, after giving effect to the sale and transfer of the Stock pursuant to this Agreement.

               (c) The Company's use of the Company Facilities in the normal conduct of the Business does not violate any applicable building, zoning or other law, ordinance or regulation affecting such real property, and no covenants, casements, rights of way or other such conditions of record impair the Company's use of the Company Facilities in the normal conduct of the Business.

               (d) All of the buildings, fixtures and other improvements located on or at the Company Facilities are accessible by public roads, and during the two (2) year period prior to the date hereof, the Company has not experienced any material interruption in the delivery of adequate quantities of any utilities or other public services required by the Company in the normal operation of the Business.

          4.11 Accounts Receivable.

               (a) To the extent not already collected, all accounts receivable shown on the Interim Financial Statements, and all accounts receivable thereafter created or acquired by the Company prior to the Closing Date (the "Accounts"), have arisen or will arise in the ordinary course of the Company's business, and, to the extent not already collected, represent and will represent amounts owed to the Company by unaffiliated third party account debtors in respect of .Goods, products or services provided to such account debtors by the Company, subject to customary adjustments which may be effected with customers in the ordinary course of business (which adjustments are not and will not be, in the aggregate, material to the financial condition and business of the Company).

               (b)  The Stockholder has no knowledge of any
asserted counterclaims or set-offs in respect of any of such Accounts, or any state of facts, events or occurrences which would impair the collection of such Accounts in the ordinary course of business, subject to customary adjustments which may be effected with customers in the ordinary course of business (which adjustments are not and will not be, in the aggregate, material to the financial condition and business of the Company).

          4.12 Inventories. Subject to those adjustments reflected in Schedule 4.12 annexed hereto, all items of raw materials, work-in-process and finished goods inventories which are owned by the Company and reflected in the Interim Financial Statements have been valued at the lower of cost or market, based on the first-in-first-out method of accounting, and all items of obsolete or slow-moving inventory have been written down to net realizable or scrap value. Except as otherwise disclosed in Schedule 4.12, such inventories, in the aggregate, consist, and at the Closing Date will consist, of items which are of a quality and quantity which are useable in the ordinary course of the Company's business. The Stockholder is not aware of any government or governmental agency approvals required to be obtained in respect of such inventories, and to the best of the Stockholder's knowledge, all of such inventories have been manufactured in accordance with and comply in all material respects with all applicable laws and regulations.

          4.13 Insurance Policies. Schedule 4.13 annexed hereto contains a true and correct schedule of all insurance coverage held by the Company concerning its business and properties, including the names of insurers, policy limits and deductibles. To the best of the Stockholder's knowledge, the types and levels of such insurance coverages are reasonable and customary for businesses of comparable type, size and location.

          4.14 Permits and Licenses. The Company possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Company, necessary in order to operate its Business in the manner presently conducted, except for such permits and licenses the failure to obtain which would not have a material adverse affect on the business or financial condition of the Company. All of the Company's permits, licenses and/or franchises are valid, current and in full force and effect and none of such permits, licenses or franchises will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the consummation of the transactions contemplated by this Agreement.

          4.15 Contracts and Commitments.

               (a) Schedule 4.15 annexed hereto lists all real property leases, personal property leases, commitments, loan agreements, indentures, employment, consulting and shareholder agreements, and all other contracts and agreements to which the Company is a party and which are material to its business (collectively, "Material Contracts"), except that Schedule 4.15 need not list any such contract or agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the business of the Company and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $10,000 per annum; or (iii) may be terminated without penalty', premium or liability by the Company on not more than thirty (30) days' prior written notice.

               (b) Except as set forth in Schedule 4.15: (1) all Material Contracts are in full force and effect; (ii) the Company has not received any notice that any Material Contract is in material breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the consummation of the transactions contemplated by this Agreement.

               (c) No purchase commitment by the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

               (d) Except for powers of attorney granted to customs brokers in the ordinary course of business, and powers of attorney contained in outstanding loan agreements, there is no outstanding power of attorney granted by the Company to any person, firm or corporation for any purpose whatsoever.

          4.16 Customers and Suppliers. Schedule 4.16 annexed hereto sets forth a list of the names and addresses of those customers and suppliers who accounted for 5% or more of the Company's net sales and 5% or more of the Company's net purchases of inventories and materials for the fiscal year ended December 31, 1996, and the dollar amount of net sales and purchases applicable to each such material customer and supplier. The Company has not received any notice of any existing, announced or anticipated changes in the policies of any material customer, supplier or referral source which will materially adversely affect the Business presently being conducted by the Company.

          4.17 Labor, Benefit and Employment Agreements.

               (a) Except as set forth in Schedule 4.17 annexed hereto, the Company is not a party to (i) any collective bargaining agreement or other written agreement covering unionized employees,
(ii) any bonus, deferred compensation, stock option, stock purchase, consulting, retirement, severance, welfare or incentive plan, pension plan, profit sharing plan, retirement, or other such benefit plan constituting an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (collectively, an "Employee Plan"), or
(iii) any written agreement" with respect to the employment or compensation of any non-hourly and/or non-union employee(s) which is not terminable without penalty by the Company on not more than thirty (30) days' prior written notice. Schedule 4.17 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid or to be paid by the Company during the 1997 fiscal year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $75,000.

               (b) No union is now certified or has claimed in writing the right to be certified as a collective bargaining agent to represent any employees of the Company, and there are no organizational activities or labor disputes existing or, to the best of the Stockholder's knowledge, threatened, involving organizational activities, picketing, strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company.

               (c) Neither the Company nor the Stockholder has received notice of any unfair labor practice charges or petitions for election filed, pending or being litigated before the National Labor Relations Board or any State labor relations board. The Company has not received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

               (d)  The Company (i) is not a party to any
"multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and
(ii) the Company has not, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as those terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

               (e) With respect to any and all Employee Plans which the Company may previously have maintained or sponsored, such Employee Plans were administered in compliance in all material respects with all applicable statutes, rules and regulations.

               (f) Except for the group medical insurance programs and any other medical insurance listed in Schedule 4.17, the Company does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(l) of ERISA) for the benefit of any current or former employees, and, except as required by statute or governmental regulation, the Company does not have any liability, fixed or contingent, for health or medical benefit to any former employee.

          4.18 No Breach of Statute, Decree or Other Instrument. Neither the execution and delivery of this Agreement by the Stockholder, nor the performance of or compliance with the terms and provisions of this Agreement on the part of the Company and/or the Stockholder, will violate or conflict with any term of the Articles of Incorporation or By-Laws of the Company or constitute a material breach or violation of any statute, law, rule or regulation of any governmental authority affecting the Company, or will at the Closing Date conflict with, result in, a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction, decree, contract, lease, agreement, indenture or other instrument to which the Company or the Stockholder is a party or by which the Company or the Stockholder is bound. No consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of the Company or the Stockholder in connection with the consummation of the transactions contemplated hereby. To the best of the Stockholder's knowledge, the Company will not be required, whether by law, regulation or administrative practice, to reapply for or refile to obtain any of the material licenses, permits or other authorizations presently held by the Company and required for the operation of its business as conducted on the date hereof.

          4.19 Compliance with Laws. The representations and warranties contained in this Section 4.19 relate to matters other than "Environmental Laws," which are covered by Section 4.24 below.

               (a) The Company is, and has been at all times during the three (3) year period prior to the date hereof, in compliance, in all material respects, with all domestic, foreign, federal, state, local and municipal laws and ordinances and governmental. rules and regulations, and all requirements of insurance carriers, applicable to its business, affairs, properties or assets.

               (b) The Company has not received any notice of default or violation, nor is the Company in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. The Company has not received any written notice of or been charged with, and is not, to the best of the Stockholder's knowledge, under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the business, financial condition or results of operations of the Company.

          4.20 Litigation. There is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of the Stockholder threatened, by or against the Company or any of its assets or properties. The Stockholder is not aware of any state of facts, events, conditions or occurrences which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation against or with respect to the Company.

          4.21 Patents, Licenses and Trademarks. There are no. (a) patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or the Stockholder or any of the Company's directors, officers or employees and which in any way relate to or are used in the business of the Company; (b) licenses, both domestic and foreign, which are owned or controlled by the Company or the Stockholder and/or any of the Company's directors, officers or employees and which in any way relate to or are used in the business of the Company; or (c) franchises, licenses and/or similar arrangements granted to the Company by others and/or to others by the Company.

          4.22 Transactions with Affiliates. No material asset employed in the business of the Company is owned by, leased from or leased to the Stockholder, any of the Stockholder's Affiliates, any member of the Stockholder's family or any partnership, corporation or trust for their benefit, or any other officer or director of the Company or any Affiliate of the Company.

          4.23 Bank Accounts. Annexed hereto as Schedule 4.23 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access of other authority with respect thereto.

          4.24 Environmental Matters.

               (a) As used in this Section 4.24: (i) the tern "Environmental Laws" means all federal, state and local laws, statutes, regulations, permits, orders, ordinances, codes, rules and other governmental restrictions, requirements and duties, including common law, relating to the treatment, storage, disposal or release of air pollutants, water pollutants or processed waste water or otherwise relating to human health, the environment or hazardous substances, including but not limited to the Federal Solid Waste Disposal Act; the Federal Clean Air Act (including, without limitation, the Clean Air Act Amendments of 1990); the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Federal Toxic Substances Control Act; the Federal Resource Conservation and Recovery Act of 1976; the National Environmental Policy Act; the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and similar state laws, all amendments to any of the foregoing statutes, and all regulations promulgated by any federal or state agencies, including the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereinafter in effect; (ii) the terms "hazardous substances", "release", "respond", "response", and all variations and derivatives thereof shall mean and include, without limitation, all radioactive materials, asbestos and asbestos-containing materials, PCB's, petroleum products and by-products, all solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health, and all substances defined or listed as "hazardous substances", "toxic substances", "hazardous waste", "toxic pollutants" in, or otherwise regulated under any Environmental Law, including, without limitation, the meanings ascribed to them in CERCLA.

               (b) The Company has not received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Company, (ii) asserts or alleges that the Company is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (iii) asserts or alleges that the Company is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Company. The Company is not subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the best of the Stockholder's knowledge, the Company has not been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. The Company is not a participant in, nor does the Stockholder have actual knowledge of, any governmental investigation involving the Company Facility or any other real estate now or heretofore owned or leased by the Company.

               (c) Neither the Company nor, to the best of the Stockholder's knowledge, any other person, firm, corporation or governmental entity has caused or permitted any hazardous substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate now or heretofore leased by the Company, which materials, if known to be present, may reasonably be expected owned or to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

               (d) To the best of the Stockholder's knowledge, there are not now nor have there ever been, any tanks or other storage facilities on, under or at any real estate now or heretofore owned or leased by the Company which contain or contained hazardous substances or other materials which, if known to be present in soils or ground water, may reasonably be expected to require or authorize cleanup, removal or other remedial action under any Environmental Laws.

               (e) To the best of the Stockholder's knowledge, the Company has in full force and effect all material permits, licenses and approvals required to be maintained under any Environmental
Laws applicable to the Company or the Company Facility.

               (f) The Stockholder is not aware of any monitoring and testing equipment and records which are legally required to assess environmental compliance in accordance with Environmental Laws, and there are no conditions presently existing at any real estate currently occupied by the Company which would subject the Company to any damages, penalties, cleanup costs or other liability under Environmental Laws, or which may reasonably be expected to require cleanup, removal, remedial action or other response under any applicable Environmental Laws.

          4.25 Investment Decision. With respect to the receipt of the Warrants, the Stockholder has obtained all such information as the Stockholder has required in order to make an informed decision with respect to the acceptance of an investment in such securities.

          4.26 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

          4.27 Disclosure and Duty of Inquiry. Purchaser is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholder in this Agreement. The Stockholder's representations and warranties herein shall not be affected by any information which may come to the attention of Purchaser during the course of any investigation heretofore or hereafter made.

     5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser hereby represents and warrants to the Stockholder as follows:

          5.1 Organization, Good Standing and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

          5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly and validly authorized by the Board of Directors of Purchaser; and Purchaser has the full legal right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of Purchaser to consummate the transactions contemplated hereby.

          5.3 Valid and Binding Agreement. This Agreement and, when executed and delivered by Purchaser, the Warrants, the Employment/Consulting Agreement and the Non-Competition Agreement, constitute and will constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective term is, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          5.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by Purchaser, nor compliance with the terms and provisions of this Agreement on the part of Purchaser, will: (a) violate the Certificate of Incorporation or By-Laws of Purchaser, or any statute or regulation of any governmental authority, domestic or foreign, which affects and is material to the business of Purchaser; (b) require the issuance to Purchaser of any authorization, license, consent or approval of any federal or state governmental agency, except for any required consent of the California Corporation Commission for the transfer of the Stock to Purchaser; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which Purchaser is a party, or by which Purchaser is bound, or constitute a default thereunder.

          5.5 Purchase of Stock for Investment. Purchaser will be acquiring ownership of the Stock for its own account, for investment purposes only, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

          5.6 Disclosure and Duty of Inquiry. The Stockholder is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Purchaser in this Agreement. Purchaser's representations and warranties herein shall not be affected by any information which may come to the attention of the Stockholder during, the course of any investigation heretofore or hereafter made.

     6.   THE STOCKHOLDER'S OBLIGATIONS BEFORE THE CLOSING DATE.

     The Stockholder covenants and agrees that, from the date hereof until the Closing Date:

          6.1 Access to Information. The Company and the Stockholder shall permit Purchaser and its counsel, accountants and other representatives, upon reasonable advance notice to the Company, during normal business hours and without undue disruption of the business of the Company, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Company, including (without limitation) to permit any accountants selected by Purchaser to perform a review (including access to accountants' work papers) of the Historical Financial Statements and Interim Financial Statements. Purchaser and its representatives shall also be permitted to freely consult with the Company's counsel and accountants concerning the business of the Company, and to conduct interviews with employees, customers and suppliers of the Company.

          6.2 Conduct of Business in Normal Course. The Company shall carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Company as of the date hereof, without in each instance obtaining the prior written consent of Purchaser. Without limitation of the foregoing, the Company shall not make any payments in violation of Section 4.7(a) above.

          6.3 Preservation of Business and Relationships. The Company shall, without making or incurring any unusual commitments or expenditures, use its best efforts to preserve its business organization intact and to preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with it.

          6.4 Maintenance of Insurance. The Company shall continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

          6.5 Corporate Matters. The Company shall not, without the prior written consent of Purchaser:

               (a)  amend its Articles of Incorporation or By-Laws;

               (b)  issue any shares of its capital stock;

               (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock might be directly or indirectly issued;

               (d) amend, cancel or modify in any material respect any Material Contract or enter into or modify any material new agreement, commitment or transaction, except in each case in the ordinary course of business;

               (e) pay, grant or authorize any salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment agreement, consulting agreement, management agreement or Employee Plan;

               (f) make any change in its senior management personnel;

               (g) except pursuant to commitments in effect on the date hereof and/or within the Company's 1997 capital expenditure budget (to the extent disclosed in Schedule 6.5 annexed hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $20,000 in the aggregate;

               (h) sell, assign or dispose of any capital asset(s) with a net book value in excess of $10,000 as to any one item, or $50,000 in the aggregate;

               (i) materially change its method of collection of accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

               (j) except as otherwise provided in Section 7.5 hereof, pay any dividends or distributions to the Stockholder, whether in cash or other property, except for such amounts as shall not exceed (when aggregated with all other dividends and distributions in respect of such period) the Stockholder's personal tax liabilities in respect of the net income of the Company for a period from August 1, 1997 through and including the Closing Date;

               (k) incur any liability or indebtedness except, in each instance, in the ordinary course of business;

                (l) subject any of its assets or properties to any further liens or encumbrances, other than Permitted Liens;

               (m) forgive any liability or indebtedness owed to it by the Stockholder or any of his Affiliates; or

               (n) agree to do, or take any action in furtherance of, any of the foregoing.

     7.   ADDITIONAL AGREEMENTS OF THE PARTIES.

          7.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon Purchaser under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by Purchaser, the Company and the Stockholder that (a) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (b) all financial information, business records and other non-public information. concerning the Company or Purchaser which any of Purchaser, the Company and the Stockholder or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by Purchaser, the Company and the Stockholder and their respective representatives, and shall not be disclosed to any person that is not associated or affiliated with any of Purchaser, the Company and the Stockholder and involved in the transactions contemplated hereby, without the prior written approval of the Stockholder or Purchaser, as applicable. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the Company or Purchaser. In the event that the transactions contemplated hereby shall not be consummated for any reason, each of Purchaser, the Company and the Stockholder covenants and agrees that neither they nor their respective representatives shall retain any documents, lists or other writings which they may have received or obtained in connection. herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue).

          7.2 Delivery of Unaudited Financial Statements. From and after the date of this Agreement and through the Closing Date, the Stockholder shall cause the Company to deliver to Purchaser or its representative, as soon as available, but in no event later than thirty (30) days after the end of the month in question, all internally prepared unaudited monthly financial statements of the Company consisting of statements of income and balance sheets, for all months after September 1997.

          7.3  Employment/Consulting Agreement.  On the Closing
Date, Purchaser and Werner H. Schulz shall enter into an employment/consulting agreement in the form of Exhibit "B" annexed hereto (the "Employment Agreement").

          7.4  Non-Competition Agreement.  On the Closing Date,
Purchaser, the Company and Werner H. Schulz shall enter into a non-competition and non-disclosure agreement in the form of Exhibit "C" annexed hereto (the "Non-Competition Agreement").

          7.5  Tax Accounting and Payments.

               (a) The Stockholder covenants and agrees that all cash distributions paid by the Company to the Stockholder or Werner Schulz from and after January 1, 1997 were in connection with W-2 salary payments and additional amounts required to satisfy the Stockholder's actual federal and state income tax obligations in respect of the earnings and profits of the Company for periods from and after January 1, 1997 and for no prior periods. The parties hereby further confirm and consent that the Company's income in respect of the 1998 fiscal year in which the Closing Date occurs shall not be prorated as between the Stockholder (on the one hand) and Purchaser (on the other hand), but shall be determined based on actual income for that portion of the 1998 fiscal year through the Closing Date and for that portion of the 1998 fiscal year subsequent to the Closing Date, with the Company having been deemed to have closed its books for these purposes on and as of the Closing Date. The amounts required to be paid by the Stockholder in respect of the Stockholder's allocable federal and state income tax obligations in respect of the earnings and profits of the Company during the period from January 1, 1997 through the Closing Date are referred to herein as the "Tax Obligations."

               (b) The Purchaser and the Stockholder acknowledge and agree that the Company has distributed to the Stockholder through November 30, 1997, sufficient cash to enable the Stockholder to satisfy the Stockholder's Tax Obligations from January 1, 1997 through November 30, 1997 (the "Eleven Month Tax Payments"). In addition, the Purchaser acknowledges that an additional distribution in respect of Tax Obligations was made in January 1998. The Company and the Stockholder agree that no further such distributions in respect of Tax Obligations shall be made prior to the Closing Date.

               (c) In the event that the Company shall have not distributed to the Stockholder, on or before the Closing Date, sufficient cash to enable the Stockholder to satisfy the Stockholder's Tax Obligations for the period commencing December 1, 1997 and ending on the Closing Date (the "Last Quarter"), then, in order to enable the Stockholder to pay the balance, if any, of such Tax Obligations, not later than thirty (30) days after the Closing Date, the Purchaser shall pay, arrange to pay, or cause the Company to pay, to the Stockholder an amount equal to:

                         (A)  that percentage of the net income of
     the Company from December 1, 1997 through the Closing Date equal to the highest combined marginal federal and California personal income tax rate, minus

                         (B)  the aggregate cash amounts, if any,
     which have been actually distributed by the Company to the Stockholder subsequent to December 1, 1997 and on or before the Closing Date in respect of the Tax Obligations (the "Last Quarter Tax Payments").

               (d) In the event and to the extent that it is determined that the sum of the Last Quarter Tax Payments made td the Stockholder subsequent to December 1, 1997 shall have exceeded the amount of the Tax Obligations actually incurred in respect of the actual taxable earnings and profits of the Company for the Last Quarter, then the Stockholder shall, within ten (10) days after written demand therefor, refund to the Company the amount of any such excess; provided, that for purposes of calculating, such excess, no reduction in the Company's net income occasioned by reason of any write-down or write-off in the value of its inventories shall be considered.

          7.6 No Shopping. Prior to any valid termination of ' this Agreement pursuant to Section 11 below, neither the Stockholder nor any of the Stockholder's representatives (nor any officers, directors, affiliates or representatives of the Company) will solicit or otherwise entertain any offers or inquiries, or negotiate with or enter into any discussions, commitments, agreements or understandings with any person, firm or entity (other than Purchaser) in respect of any sale or disposition in any manner of any capital stock, assets or business (or any material portion thereof) of the Company or any other transaction which, if consummated, would frustrate the intent of this Agreement.

          7.7 Non-Interference. None of the parties shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 8 and 9 below.

     8.   CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE.

          The obligations of Purchaser to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Purchaser:

          8.1 Accuracy of Representations and Warranties. All representations and warranties made by the Stockholder in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to Purchaser under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

          8.2 Performance. The Stockholder shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Stockholder on or before the Closing Date, including, without limitation, all covenants and agreements described in Article 7 of this Agreement.

          8.3 Certification. Purchaser shall have received a certificate, dated the Closing Date, signed by the Stockholder, certifying, in such detail as Purchaser and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

          8.4 Good Standing Certificates. The Stockholder shall have delivered to Purchaser a certificate or telegram issued by the Secretary of State of the State of California, evidencing the good standing, of the Company in such jurisdiction as of a date not more than ten (10) calendar days prior to the Closing Date.

          8.5 Absence of Litigation. No action, suit or proceeding, by or before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall be pending or threatened on the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the business, financial condition, operations or prospects of the Company, or impair the ability of the Stockholder to transfer and deliver to Purchaser all of the Stock free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

          8.6 Consents. All necessary disclosures to and agreements and consents of (a) Purchaser's lenders, (b) any parties to any Material Contracts and/or any licensing authorities which are material to the Company's business, and (c) the Commissioner of Corporations of the State of California and any other governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to Purchaser.

          8.7 Settlement of Affiliate Obligations. All debts, liabilities and other monetary obligations owed to the Company on the Closing Date by the Stockholder and/or any of the Stockholder's Affiliates shall have been fully paid to the Company in immediately available funds, such that no such Affiliate obligations shall be outstanding on and after the Closing Date.

          8.8 Condition of Property. Between the date of this Agreement and the Closing Date, assets of the Company having an aggregate fair market value of $25,000 or more, including any of the Company Facilities and the inventories, supplies and machinery, equipment and other fixed assets included therein, shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, whether or not covered by insurance.

          8.9 No Material Adverse Change. There shall not have occurred any event or condition which could materially and adversely affect the assets and properties, business, financial condition, results of operations or business prospects of the Company from those reflected in the Interim Financial Statements, or disclosed in this Agreement or the Schedules hereto, except for matters resulting from adverse changes in economic conditions affecting businesses and economic conditions in the United States generally.

          8.10 Resignations; Banking Arrangements. The Stockholder shall have delivered to the Company the written resignations, dated and effective on the Closing Date, of such of the officers and directors of the Company as may be requested by Purchaser. In addition, to the extent requested by Purchaser, the Stockholder shall have executed and delivered such certificates and documents as may be necessary or appropriate to change the authorized signatories on all bank accounts and/or safe deposit boxes maintained by or in the name of the Company.

          8.11 Execution and Delivery of Exhibits. On or before the Closing Date, Werner H. Schulz shall have executed and delivered to Purchaser and the Company (as applicable) the Employment Consulting Agreement and the Non- Competition Agreement. (This Agreement and the Employment/Consulting Agreement and the Non-Competition Agreement are collectively referred to herein as the "Transaction Documents".)

          8.12 Customer Relationships. Prior to the Closing Date, no customer who accounted for or who currently accounts for five (5 %) percent or more of (i) the Company's net sales in the fiscal year ended December 31, 1996, (ii) the Company's net-sales in the nine months ending September 30, 1997, or (iii) the Company's backlog of orders as at the date hereof, shall have withdrawn or terminated existing purchase orders in an amount which is (individually or in the aggregate) material to the Company and is not replaced by new purchase orders, or, in connection with such customer's termination or material reduction of their business relationship with the Company, shall have removed their tooling from the Company Facility or other location under the Company's control.

          8.13 Consummation of Purchaser Financings. Purchaser shall have raised and received the net proceeds from one or more financings (the "Purchaser Financings"), either through existing or new financing sources in accordance with the financing commitment letter(s) previously supplied by Purchaser, or otherwise satisfactory to Purchaser, in an aggregate amount which shall be sufficient to enable Purchaser to: (a) pay the Purchase Price, (b) retire or refinance the Company's outstanding Debt to the extent required, under the existing terms thereof or the terms of the Purchaser Financings, by reason of the consummation of the transactions pursuant to this Agreement; and (c) provide the Company with adequate working capital and liquidity at the Closing Date for anticipated future operations.

          8.14 Release of Pledge. The Company and the Stockholder shall have received a written release, executed by Horst Kaiser or other agent of such pledgee who shall be acceptable to Buyer's counsel, of any pledge or security interest which Horst Kaiser may claim in any capital stock of the Company, without incurring any additional commitment or liability or making any prepayment of any outstanding Debt owed to Mr. Kaiser.

          8.15 Audits. Purchaser's independent accountants have:
(a) confirmed to Purchaser that they will be able to audit the financial statements of the Company for the year ended December 31, 1996 (the "1996 Fiscal Audit") and, if necessary for Purchaser's public reporting requirements, the year ended December 31, 1995 (the "1995 Fiscal Audit"), all in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended; and (b) commenced such 1996 Fiscal Audit and 1995 Fiscal Audit. The Stockholder shall cause the Company and its employees and agents to fully cooperate with Purchaser's accountants in facilitating such audits, including furnishing all work papers and accounting records, the execution of customary management representation letters and such other matters as may be reasonably required by Purchaser and its accountants. Furthermore, the results of the 1996 Fiscal Audit, the 1995 Fiscal Audit, and Purchaser's accountants' financial due diligence review of the Interim Financial Statements and other financial records shall not have indicated any material difference or variation from the information contained in the Historical Financial Statements and the Interim Financial Statements.

          8.16 Opinion of Counsel. The Purchaser shall have received an opinion of Ronald S. Westphal, Esq., counsel to the Company and the Stockholder, in substantially the form of Exhibit
"D" annexed hereto.

          8.17 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Purchaser and its counsel. The Stockholder shall have submitted to Purchaser or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which Purchaser may have requested in connection with said transactions.

     9.   CONDITIONS PRECEDENT TO THE STOCKHOLDER'S PERFORMANCE.

          The obligations of the Stockholder to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Stockholder:

          9.1 Accuracy of Representations and Warranties. All representations and warranties made by Purchaser in this Agreement and/or in any written statement delivered by Purchaser under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

          9.2 Performance. Purchaser shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser on or before the Closing Date, including without limitation, satisfaction of all of Purchaser's covenants and agreements contained in Section 7 of this Agreement.

          9.3 Certification. The Stockholder shall have received a certificate, dated the Closing Date, signed by Purchaser certifying, in such detail as the Stockholder and their counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

          9.4 Resolutions. The Stockholder shall have received certified resolutions of the Board of Directors of Purchaser in form. reasonably satisfactory to counsel for the Stockholder, authorizing Purchaser's execution, delivery and performance of the Transaction Documents and all other actions to be taken by Purchaser hereunder.

          9.5 Senior Management Arrangements. Purchaser shall have entered into employment agreements with those members of the Company's senior management designated in Schedule 9.5 annexed hereto, and shall have established a bonus program pursuant to which senior management of the Company shall have the right to receive, on or about the first anniversary of the Closing Date, (a) an aggregate of $500,000, which will be allocated and paid to senior management and other key employees of the Company based on achievement of those individual and team performance goals set forth in Schedule 9.5, and (b) awards of incentive stock options to purchase up to a maximum of 100,000 shares of common stock of Purchaser, with specific amounts as shall be determined by the Board of Directors of Purchaser in its discretion.

          9.6 Opinion of Counsel. The Stockholder shall have received an opinion of Messrs. Greenberg Traurig Hoffman Lipoff
Rosen & Quentel, counsel to Purchaser, in substantially the form of Exhibit "E" annexed hereto.

          9.7 Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Stockholder and their counsel.

     10.  CLOSING.

          10.1 Place and Date of Closing. Unless this Agreement shall be terminated pursuant to Section 11 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Westphal & Patrick, or such other location as shall be agreed upon by the parties, at 10:00 A.M. local time, on February 27, 1998, or such later date (not later than March 15, 1998, unless extended by mutual written agreement of the parties) as may be reasonably agreeable to all parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

          10.2 Actions at Closing. On the Closing Date, simultaneous with the Closing, the parties shall make all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date, as set forth herein.

     11.  TERMINATION OF AGREEMENT.

          11.1 General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

               (a) by the mutual written consent of Purchaser and the Stockholder;

               (b) by Purchaser, or by the Stockholder, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party, (ii) the other party shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Company or on Purchaser, and/or the transactions contemplated hereby, and shall not fully remedy same within ten (10) days after written notice thereof to such party, (iii) the other party shall not have furnished, upon reasonable notice therefor, such certificates and documents required in cbnnecti4on with the transactions contemplated hereby and matters incidental thereto as it or lie shall have agreed to furnish, and it is reasonably unlikely that the other party will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of either party hereto and such consent is not obtainable without material cost or penalty (unless the party not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or

               (c) by either Purchaser or the Stockholder, at any time on or after March 15, 1998 (the "Outside Closing Date"), if
(i) the transactions contemplated hereby shall not have been consummated prior thereto, or (ii) the Purchaser Financings shall not have been completed by such Outside Closing, Date; provided, that the party seeking to effect such termination of this Agreement shall not then be in breach or default of any material representation, warranty, covenant, agreement or obligation imposed upon such party by this Agreement.

          11.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 11, prompt written notice shall be given by the terminating party to the other party, and, unless the party seeking to terminate t1iis Agreement shall have no right to do so, neither party to this Agreement shall have any further liability to the other, except as provided in Section
7.1 above.

     12.  INDEMNIFICATION.

          12.1 General.

               (a) The Stockholder (jointly and severally) shall defend, indemnify and hold harmless the Company and Purchaser from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Company and/or Purchaser may incur, sustain or suffer (collectively "Purchaser Losses") as a result of any breach of, or failure by the Stockholder to perform, any of the representations, warranties, covenants or agreements of the Stockholder contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Stockholder under this Agreement.

               (b) Purchaser shall defend, indemnify and hold harmless the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Stockholder may incur, sustain or suffer (collectively, the "Stockholder Losses") as a result of any breach of, or failure by Purchaser to perform, any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement.

               (c) Purchaser Losses or Stockholder Losses are hereinafter referred to as "Losses", as they relate to the applicable party or parties in Sections 12.3 and 12.4 above.

          12.2 Limitations on Certain Indemnity; Right of Offset.

               (a) Except with respect to any Purchaser Losses involving proven fraud by the Stockholder, the Stockholder shall not be liable to Purchaser or the Company with respect to Purchaser Losses unless and until, and then only to the extent that, the aggregate amount of all Purchaser Losses shall exceed the sum of $100,000 (the "Basket"). The Stockholder (jointly and severally) shall thereafter be liable for all Purchaser Losses in excess of the Basket, up to the aggregate amount of the cash portion of the Consideration set forth in Section 2.1 hereof

               (b) Duration of Indemnity for Breach of Warranty. The Company and Purchaser shall be entitled to indemnification by the Stockholder for Purchaser Losses, and the Stockholder shall be entitled to indemnification by Purchaser for Stockholder Losses, only in respect of claims for which notice of claim shall have been given on or before March 31, 1999; provided that:

                    (i) with respect to Purchaser Losses relating to a breach of any warranties relating to tax matters covered by Section 4.8 above, the duration of such indemnity shall be with respect to claims asserted prior to the expiration of the final statute of limitations for those tax reports and tax returns covered by the warranties under Section
               4.8 above; and

                    (ii) neither Purchaser, the Company nor the
               Stockholder shall be entitled to indemnification in the event that the subject claim for indemnification relates to a third-party claim and the prospective indemnified party (as the case may be) delayed giving notice thereof to such an extent as to cause material prejudice to the defense of such third party claim.

               (c) Rights of Offset. In the event that the Company or Purchaser shall suffer or incur any Purchaser Losses which are established pursuant to a written settlement agreement, arbitrators' decision or judicial determination, the Company and Purchaser shall have the right (in addition to any and all other rights and remedies, all of which may be exercised separately or concurrently) to recover the amount of such Purchaser Losses by means of offset against any payments then or thereafter payable pursuant to the Employment/Consulting Agreement.

          12.3 Resolution of Disputes; Binding Arbitration.

               (a) Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified- of such dispute, the parties shall attempt to settle and compromise the same.

               (b) In the event that any dispute relating to indemnification hereunder or otherwise involving the interpretation or application of this Agreement, any Schedule or Exhibit hereto or any other Transaction Document cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the indemnified party or the indemnifying party shall promptly thereafter submit the dispute to the American Arbitration Association in Santa Clara County, California for final and binding arbitration before a panel of three arbitrators (each of whom shall be reasonably experienced and qualified in commercial transactions), one of whom shall be selected by the indemnified party, one of whom shall be selected by the indemnifying party and the third of whom shall be selected by the other two arbitrators; all of which panel of arbitrators shall be selected within twenty
(20) days of submission of such dispute to the American Arbitration Association. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

               (c) In connection with any arbitration pursuant to this Section 12.3, the arbitrators shall, as part of their award, allocate the fee of the American Arbitration Association, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding

               (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in California.

               (e) Any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the indemnifying party in such amount as shall be necessary to satisfy all applicable Losses determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

          12.4 Defense and Settlement. In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

     13.  COSTS.

          13.1 Finder's or Broker's Fees. Each of Purchaser (on the one hand) and the Stockholder (on the other hand) represent and warrants that neither it, he, she nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of the transactions contemplated hereby.

          13.2 Closing Expenses. Each of Purchaser and the Stockholder shall each pay all of their own respective professional fees and other costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, that nothing herein contained shall be defined to prohibit the payment by the Company of professional fees and other costs and expenses incurred or to be incurred by the Company in the continuing course of its business.

     14.  POST-CLOSING COVENANTS.

          14.1 Income Taxes.

               (a) Purchaser shall not permit the Company, at any time on or after Closing Date, to (i) amend any of the Company's tax reports or tax returns with respect to periods prior the Closing Date, except to the extent required by affirmative determination of the applicable taxing authority, or (ii) grant any waiver of any applicable statute of limitations with respect to any tax report or tax return of the Company for any period prior to the Closing Date, without the prior written consent of the Stockholder.

               (b) In the event of any investigation or audit with respect to any tax report or tax return of the Company for any period prior to the Closing Date, Purchaser shall cause the Company to give prompt written notice thereof to the Stockholder, and to permit the Stockholder and his representatives to participate in and receive copies of all notices and communications in connection with any such investigation or audit. Similarly, in the event that the Stockholder shall be apprised of any such investigation or audit prior to the Company being apprised thereof, the Stockholder shall give prompt written notice thereof to the Company, and shall permit the Company and its representatives to participate therein and receive copies of all notices and communications in connection therewith. The Stockholder shall not, and Purchaser shall not pen-nit the Company to, enter into any settlement of any such investigation or audit unless (i) such settlement shall be approved in writing by the Stockholder and the Company (such approval not to be unreasonably withheld or delayed), or (ii) the Company shall have agreed to indemnify the Stockholder in respect of any additional tax obligations which would be imposed upon the Stockholder by reason of the subject settlement. In connection with any such investigation or audit, each party shall be responsible for its own costs and expenses, except to the extent otherwise agreed to in any written agreement hereafter entered into and signed by the party to be charged therewith.

          14.2 Benefit and Compensation Matters. From and after the Closing Date, Purchaser will cause the Company to continue to maintain its existing money purchase profit sharing plan, and to honor its existing deferred compensation obligations to Paul Hoefler and Richard Ellis (each of whom, the Stockholder represents and warrants, is currently owed the net amount of approximately $110,000).
          14.3 Section 338. Election. Purchaser hereby confirms its intention to make an election under Section 338(h)(10) of the Code by reason of and in connection with the transactions hereunder (the "Section 338 Election"). The Stockholder shall join in the
Section 338 Election and execute and deliver any and all such agreements, instruments, certificates and other documents as may be necessary or appropriate in order to give effect to the Section 338 Election.

          14.4 Further Assurances. From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, instruments, certificates and other documents, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

     15.  FORM OF AGREEMENT.

          15.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

          15.2 Entire Agreement; Waivers. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the entire agreement between the parties pertaining to the subject matter hereof and thereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto and the other Transaction Documents. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          15.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  PARTIES.

          16.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give-any third persons any right of subrogation. or action over or against any party to this Agreement.

          16.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service with all charges prepaid or billed to the account of the sender, (c) three (3) days after being deposited in the United States mail if sent by first class mail, registered or certified, postage prepaid, or (d) when sent by facsimile transmission, to the party being notified at its address or facsimile number set forth below or such other address or facsimile number as any party hereto shall subsequently notify all other parties hereto in writing:

          (i)  If to Purchaser:

                    Compass Plastics & Technologies, Inc.
                    15730 South Figueroa Street
                    Gardena, California 90248
                    Attention: President
                    fax no. (310) 523-9859

               with a copy to:

                    Private Equity Partners, L.L.C.
                    808 Lexington Avenue - 2nd Floor
                    New York, New York 10021
                    Attention: Geoffrey J. F. Gorman
                    fax no. (212) 755-1896

                    Greenberg Traurig Hoffman
                    Lipoff Rosen & Quentel
                    200 Park Avenue - 15th Floor
                    New York, New York 10166
                    Attention: Stephen A. Weiss, Esq.
                    fax no. (212) 801-6400

          (ii) If to the Stockholder:

                    c/o Werner H. Schulz
                    22646 San Juan Road
                    Cupertino, California 95014
                    fax no. (___) _______________

               with a copy to:

                    Westphal & Patrick
                    1550 The Alameda, Suite 302
                    San Jose, California 95126
                    Attention: Ronald S. Westphal, Esq.
                    fax no. (408) 280-0660

or to such other address as either party shall have specified by notice in writing given to the other party.

     17.  ESCROW AGENT.

          17.1 Duties and Exculpation. In order to induce the Escrow Agent to act in such capacity hereunder, the parties hereby confirm that the Escrow Agent (a) shall not incur any liability for any action taken by it hereunder, except to the extent that the same constitutes gross negligence or willful misconduct by the Escrow Agent, (b) shall be entitled to rely upon and assume to be accurate all notices and advice given to the Escrow Agent hereunder (absent specific knowledge to the contrary) and to rely upon any document and/or signature believed by it in good faith to be genuine and rendered by an authorized representative of the subject person, (c) may resign at any time, provided that such resignation shall not become effective until a substitute escrow agent is appointed by mutual agreement of the Stockholder and Purchaser, and the Escrow Agent has delivered to its successor all funds then held in escrow hereunder, and (d) may, in the event of any dispute hereunder, deposit any and all funds held in escrow hereunder into a court of competent jurisdiction pending resolution of such dispute, and thereby be relieved of its obligations as Escrow Agent hereunder.

     18.  MISCELLANEOUS.

          18.1 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

          18.2 Non-Assignability; Binding Effect. Other than an assignment by Purchaser of its indemnification rights and remedies to one or more of its financing institutions, neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

          18.3 Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements, written or oral, between the parties with respect thereto.

          18.4 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section 12.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in Santa Clara County, California, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return. receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

          IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

            Purchaser:   COMPASS PLASTICS & TECHNOLOGIES, INC.
                         By:/s/ Michael A. Gibbs
                         Michael A. Gibbs, President

            Stockholder:       /s/ Werner H. Schulz
                         WERNER H. SCHULZ

                         /s/ Carolyn Schulz
                         CAROLYN SCHULZ

Acknowledged and Confirmed,
for Purposes of Sections 3 and 17 only:

FELICE ACCOUNTANCY
as Escrow Agent

By:/s/ Russell C. Felice
   Russell C. Felice














                          EXHIBIT 99.2
































































                          PRESS RELEASE

Compas Plastics & Technologies Completes $17.4 Million Acquisition of MOS Plastics Inc.

March 3, 1998 8:02 AM EST

GARDENA, Calif. - (BUSINESS WIRE) - March 3, 1998 - Compass Plastics & Technologies Inc. (Nasdaq:CPTI), Tuesday announced the completion of its previously announced acquisition of San Jose, Calif.-based MOS Plastics Inc. for approximately $17.4 million.

MOS Plastics' founder, Werner Schulz, will be joining Compass
Plastics' board of directors.

"We look forward to working with the team at MOS and building on their existing engineering capabilities and customer relationships," said Michael Gibbs, president and chief executive officer of Compass Plastics.

"The management and employees of MOS are an integral part of our growth strategy. In order to align their interests with those of our shareholders, 29 key MOS employees have been granted stock options in Compass Plastics & Technologies."

Gibbs added, "Werner Schulz has built a tremendous company and it is our belief that he will continue to lead MOS' General Manager, Paul Hoefler; Tooling Manager, Richard Ellis; and Design and Engineering Manager, Olga Smelyanets, in realizing our vision of Compass as a provider of value-added engineering and manufacturing services."

Founded in 1974, MOS Plastics is an injection molding company that specializes in producing turn-key plastics parts and subassemblies.

MOS has 150 employees and occupies a 60,000-square-foot manufacturing plant and 26,500-square-foot-warehouse. The company has 35 molding machines and state-of-the-art mold-making capabilities.

The company's clients include Hewlett Packard, Apple Computer Inc., Silicon Graphics Inc., Lifescan Inc. (a subsidiary of Johnson & Johnson Inc.), Nellcor Inc. and Rockshox Inc., among others. The company achieved 1997 sales in excess of $18 million and EBITDA of over $3 million.

Compass Plastics, through its wholly-owned subsidiary, AB Plastics Corp., is a leading contract manufacturer and assembler of custom injection-molded plastic components in the western United States and Baja, Mexico. The company manufactures the plastic enclosures for computer monitors, televisions and electronic keyboards.

In addition to injection-molded components, the company offers a broad range of "value-added" services including painting, decorating and assembly.